Exhibit 99.1

LHC Group and SCP Health Partner to Provide Advanced Clinical Care in the Home

New strategic partnership will develop innovative care models with hospitals and health systems

LAFAYETTE, La., July 7, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) – a national provider of in-home healthcare services and innovations for communities around the nation, and SCP Health – a national clinical leader in acute unscheduled care, announced today the formation of a strategic partnership to jointly develop and deliver advanced clinical care services in the home. The partnership will provide a comprehensive offering of clinicians covering all aspects of home health care, including skilled nursing facility (SNF)-at-home and hospital-at-home programs.

The new partnership will offer these services to existing and new hospital and health system partners at a time when many providers and patients are increasingly searching for value-based care models and at-home care solutions. The partnership is expected to be a win-win-win for patients, hospitals and health systems, and payors alike for the efficiencies and outcomes derived from the ability to treat higher acuity patients in the most appropriate and cost-effective setting – the safety and comfort of their home or place of residence. With the Centers for Medicare and Medicaid Services' (CMS) recent recommendation to expand its value-based purchasing program nationwide, there will be a premium placed on companies that can quickly take on risk and deliver proven value on a national scale.

The new partnership combines the best of LHC Group's industry-leading in-home patient care, proprietary data analytics capabilities, clinical modeling, and technologies with SCP Health's top-quality clinicians and significant telehealth capabilities to deliver higher acuity care in the comfort, convenience, and safety of the patient's home. This innovative, clinician-led, proprietary model will elevate in-home care by harnessing the combined talent and experience of the physicians at SCP Health and the nurses, therapists, and physician extenders at LHC Group. This program will be driven by two highly experienced, clinically-guided entities joining forces to transform and enhance care in the home. LHC and SCP will begin engaging with their hospital partners and clients to launch new shared clinical models to advance care delivery in all appropriate settings of care.

LHC Group has equity joint ventures representing 435 hospitals across the country, currently collaborates with and receives patient referrals annually from a total of more than 3,600 hospitals and 64,000 unique physicians in 35 states and the District of Columbia, has over 30,000 employees, over 12 million patient encounters annually, and is licensed to serve more than 60 percent of the U.S. population aged 65 and older. SCP Health currently operates in more than 30 states, contracts with 7,500 physicians nationwide in 400 healthcare facilities, and manages more than 8 million patient encounters annually, including 2.25 million physician telehealth visits. SCP Health deploys emergency department physicians and hospitalists in 179 hospitals where LHC Group is either a joint venture partner or operates a home health agency in that market.

"Founded in Lafayette in 1994 with unrivaled experience in hospital partnerships, both organizations are recognized industry leaders with broad healthcare experience, innovative solutions, and a shared focus on working with health system partners to solve for local, regional, and national healthcare challenges," said Rich D'Amaro, CEO, SCP Health. "We are pleased to partner with our colleagues at LHC Group to launch innovative, advanced in-home healthcare services. Together we will improve efficiency, manage patient conditions, and achieve the best possible health outcomes for patients in the most cost-effective setting – their home."

"If this public health emergency has taught us anything, it is that we must all embrace innovative models that allow patients to receive quality care – including more advanced care – at home," said Keith Myers, LHC Group chairman and CEO. "With SCP Health's proven track record for deploying successful models of care to improve patient health and efficiencies, they are an ideal partner for this expansion of our existing SNF at home and hospital-at-home capabilities. Between our skilled nursing and allied health personnel workforce, and SCP Health's network of physicians, we have the 'clinical boots on the ground' ready to implement this innovative program immediately and seamlessly."

"An increasing number of our hospital partners are asking us to stand up SNF and hospital-at-home programs. This is a natural progression of our SNF at home model we began to deploy in 2014, and an excellent opportunity for our Home Care Innovations segment to take center stage in the ongoing transition to value-based care. The time is right to leverage our direct experience of providing high acuity care in the home to better execute value-based programs on behalf of our hospital partners and payors," added Mr. Myers.

Supplemental Information on the Partnership

Please refer to the supplemental information that can be found under Presentations on LHC Group's Investor Relations page to access more detailed information on the partnership.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home, and community-based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. Through Imperium Health, the company's ACO management and enablement company, LHC Group helps partners improve both savings and patient outcomes with a value-based approach. As the preferred joint venture partner for over 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

About SCP Health

SCP Health is a clinical company. At our core, we work to bring hospitals and healers together in the pursuit of clinical effectiveness. With a portfolio of over 8 million patients, 7500 providers, 30 states, and 400 healthcare facilities, SCP Health has grown to be a leader in acute unscheduled care. Our clinical offerings currently span the entire continuum of care, from emergency and hospital-based medicine to telemedicine, intensive care, ambulatory, and in-home clinical care.

Forward-looking Statements

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by LHC Group's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and LHC Group undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in LHC Group's most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled "Risk Factors", as well LHC Group's current reports on Form 8-K, filed with the Securities and Exchange Commission.

Contacts:
	LHCG Investor Relations	SCP Health Media Relations
	Eric Elliott	Maura Nelson
	(337) 233-1307	(337) 609-2757
	Eric.Elliott@LHCgroup.com	Maura_Nelson@SCP-Health.com

LHCG Media Relations
Mark Willis
(337) 769-0673
Mark.Willis@LHCgroup.com